EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Blue Hills Bancorp, Inc. on Form S-8 (SEC File No. 333-198656) of our report dated June 28, 2017 appearing in this Annual Report on Form 11-K of the Blue Hills Bank 401(k) Retirement Plan for the year ended December 31, 2016.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
June 28, 2017